UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005 (January 28, 2005)

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19656 (Commission File Number)	36-3939651 (IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

Registrant’s telephone number, including area code: (703) 433-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 28, 2005, Nextel Communications, Inc. (“Nextel”) entered into a tranche A term loan agreement (the “Tranche A Term Loan Agreement”) with Nextel Finance Company (“Nextel Finance”), J.P. Morgan Securities Inc. (“JPMorgan Securities”) and Citigroup Global Markets Inc. (“Citigroup”), as Joint Bookrunners and Co-Lead Arrangers, Citicorp USA, Inc. (“Citicorp”), as Syndication Agent, Barclays Bank PLC, The Royal Bank of Scotland PLC and Bank of America, N.A. (“Bank of America”), as Co-Documentation Agents, Bank of Tokyo-Mitsubishi Trust Company, as Managing Agent and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as Administrative Agent and Collateral Agent. The Tranche A Term Loan Agreement provides Nextel with a new $2.2 billion secured term loan facility (the “Tranche A Term Loan”), the proceeds of which were used to refinance Nextel’s existing $2.2 billion secured term loan E (the “Tranche E Term Loan”) under its Second Amended and Restated Credit Agreement, dated as of July 15 2004, by and among Nextel, Nextel Finance, JPMorgan Securities and Citigroup, as Joint Bookrunners and Co-Lead Arrangers, Citicorp, as Syndication Agent, Bank of America, The Bank of Nova Scotia, Wachovia Bank, N.A. and Barclays Capital, as Co-Documentation Agents, JPMorgan Securities and Citigroup, as Arrangers, and JPMorgan Chase, as Administrative Agent and Collateral Agent. A copy of the Tranche A Term Loan Agreement is filed with this report as Exhibit 4.

     Under the terms of the Tranche A Term Loan Agreement, the initial interest rate will be the London Interbank Offered Rate (“LIBOR”) plus 75 basis points, reflecting a reduction of 150 basis points from the rate on the existing Tranche E Term Loan. The interest rate automatically will adjust to the applicable rate for Nextel’s exiting $4 billion revolving credit facility, currently LIBOR plus 100 basis points, on December 31, 2005 or earlier, if the merger agreement between Nextel and Sprint Corporation is terminated. The Tranche A Term Loan will mature on February 1, 2010, at which time Nextel will be obligated to pay the principal of the Tranche A Term Loan in one installment, and will be subject to the terms and conditions of Nextel’s existing revolving credit facility, which will remain unchanged, including provisions that allow the lenders to declare borrowings due immediately in the event of default.

     Certain of the lenders named above, directly or through affiliates, have pre-existing relationships with Nextel, including participation as lenders in Nextel’s existing revolving credit facility and the Tranche E Term Loan, and have provided investment banking services to Nextel, including as underwriters in certain of Nextel’s public offerings of debt securities.

Item 1.02 Termination of a Material Definitive Agreement.

     The information regarding termination of the Tranche E Term Loan Agreement referenced above in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     The information reported above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
4	Tranche A Term Loan Agreement, dated as of January 28, 2005, by and among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies party thereto, the Trance A Term Loan Lenders party thereto and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

	By:	/s/ Gary D. Begeman

Gary D. Begeman Vice President & Deputy General Counsel

Date: February 2, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4	Tranche A Term Loan Agreement, dated as of January 28, 2005, by and among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies party thereto, the Tranche A Term Loan Lenders party thereto and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent.